Exhibit 10.14
OPPENHEIMER

May 3, 2011

PERSONAL AND CONFIDENTIAL

Las Vegas Railway Express, Inc.
6650 Via Austi Parkway, Suite 170
Las Vegas, NV 89119-3550
Attention: Mr. Michael A. Barron, Chairman and Chief Executive Officer

Dear Mike:

This letter will confirm the understanding and agreement (the "Agreement") between Oppenheimer & Co. Inc. ("Oppenheimer") and Las Vegas Railway Express, Inc. (together with its affiliates and subsidiaries, the "Company") as follows:

1.
Engagement:    The Company hereby engages Oppenheimer as its exclusive agent (except as otherwise contemplated herein) in the proposed private placement of one or more classes or series of securities of the Company, to a limited number of sophisticated investors (the "Investors").  Such securities (the "Securities") may take the form of debt, common stock or other equity-linked securities.   Such placement shall be referred to as the "Transaction."

Currently, the Company plans to sell up to $30 million of common stock. The selection of each of the Investors from a list of potential Investors and the number of Securities sold to each of such Investors shall be mutually agreed by the Company and Oppenheimer. The number and price of the Securities the Company shall ultimately agree to sell, pursuant to the Purchase Agreements (defined below), are entirely within its discretion.

2.	Oppenheimer's Role: Oppenheimer hereby accepts the engagement described herein and, in that connection, agrees to:

(a)	assist the Company in preparing a private placement memorandum (the "Memorandum") describing the Company and the Securities;

(b)	review with the Company a list of the Investors to whom the Memorandum will be provided; and

(c)	assist and advise the Company with respect to the negotiation of the sale of the Securities to the Investors.

3.
Due Diligence:   It is understood that Oppenheimer's assistance in the Transaction will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Oppenheimer deems appropriate under the circumstances (such investigation hereinafter to be referred to as "Due Diligence") and the approval of Oppenheimer's internal committees.    It is understood that (without limitation of the rights expressed in the Section hereof entitled 'Term; Exclusivity") Oppenheimer shall have the right in its sole discretion to terminate this Agreement if the outcome of the Due Diligence is not satisfactory to Oppenheimer or if approval of its committees is not obtained.

4.
Term; Exclusivity:   This engagement will commence on the date hereof and terminate on the earlier to occur of (i) 12 months from the date of this letter, (ii) the consummation of the Transaction, or (iii) the date on which a party receives written notice from the other party of termination of this engagement.    Upon the termination of this letter agreement, the Company shall pay to Oppenheimer all fees earned and reimburse Oppenheimer for all reasonable expenses incurred, in accordance with Paragraphs 8 and 9 hereof, respectively.   It is understood that, notwithstanding the termination of this agreement, sections 5, 9, 10, 11, 12, 13, 16 and 17 shall survive the termination hereof.

During Oppenheimer's engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Oppenheimer, contact or solicit institutions, corporations or other entities as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of a Transaction. Furthermore, the Company agrees that during Oppenheimer's engagement hereunder, all inquiries, whether direct or indirect, from prospective Investors will be referred to Oppenheimer and will be deemed to have been contacted by Oppenheimer in connection with the Transaction. The Company may reject any potential Investor if, in its discretion, the Company believes that the inclusion of such Investor in the Company would be incompatible with the best interests of the Company. The Company shall not be obligated to sell the Securities or to accept any offer thereof, and the terms of such Securities and the final decision to issue the same shall be subject to the discretionary approval of the Company.

No offers or sales of any securities of the same or similar class as the Securities will be made by the Company or any affiliate during the six-month period after the completion of the offering of the Securities in each case except in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom.

5.
Right of First Refusal.    If, during this engagement or 12 months after termination thereof, the Company decides to pursue an offering of securities or other financing of the Company (in addition to the Transaction), then Oppenheimer will have a right of first refusal to act as lead underwriter, placement agent or arranger, as the case may be, for such financing.    Oppenheimer's participation in such offering or financing will be subject to the approval of the appropriate internal Oppenheimer committees and other conditions customary for such an undertaking.

6.
Reasonable Best Efforts:    It is understood that Oppenheimer's involvement in the Transaction is strictly on a reasonable best efforts basis and that the consummation of the Transaction will be subject to, among other things, market conditions.   The Company acknowledges and agrees that Oppenheimer's engagement hereunder is not an agreement by Oppenheimer or any of its affiliates to underwrite or purchase any securities, or otherwise provide any financing to the Company.

7.
Information: The Company shall furnish, or cause to be furnished, to Oppenheimer all information requested by Oppenheimer for the purpose of rendering services hereunder (all such information being the "Information"). In addition, the Company agrees to make available to Oppenheimer upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company.  The Company recognizes and confirms that Oppenheimer (a) will use and rely on the Information, including the Memorandum, and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Memorandum or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company.

The Company represents and warrants to Oppenheimer that: (i) all such Information, including the Memorandum, any documents attached as exhibits thereto and/or incorporated by reference therein, and any communications prepared in connection with the Transaction, are and will be true and accurate in all material respects and do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (ii) any projected financial information or other forward-looking information which the Company provides to Oppenheimer will be made by the Company in good faith, based on management's best estimates then available and based on facts and assumptions which the Company believes to be reasonable. Upon reasonable request, the Company will meet with Oppenheimer or its representatives to discuss all information relevant for disclosure in the Memorandum and will cooperate in any investigation undertaken by Oppenheimer thereof, including any document included or incorporated by reference therein.

8.           Company's Responsibilities., Representations and Warranties:

(a)
The sale of Securities to any Investor will be evidenced by a purchase agreement ("Purchase Agreement") between the Company and such Investor in a form reasonably satisfactory to the Company and Oppenheimer.  Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective Investors.

(b)
The selling price of the Securities to be issued and sold by the Company pursuant   to   the   Purchase   Agreements   will   be   specified   in   writing   by Oppenheimer on behalf of the Company to the prospective Investors prior to the execution of the Purchase Agreements, subject to the Company's approval.

(c)
The Company will perform the covenants set forth in the Purchase Agreements. The Purchase Agreements will require the Company to file, promptly after it has signed and delivered such Purchase Agreements, a registration statement with the Securities and Exchange Commission (the "SEC") for the resale from time to time of the Securities to be issued pursuant to such Purchase Agreements (the "Registration Statement"). The closing of the sale of the Securities contemplated by the Purchase Agreements (the "Closing") shall be held promptly following the satisfaction of the other conditions set forth in such Purchase Agreements.

(d)
The Company (i) represents and warrants that the representations and warranties contained in the Purchase Agreements will be true and correct in all respects on the date of such Purchase Agreements and on the Closing Date and (ii) agrees that  Oppenheimer   shall  be  entitled  to  rely  on  such  representations   and warranties, and the representation and warranties of the Investors, as if they were made directly to Oppenheimer.

(e)
The Company agrees that the Company shall have  sole responsibility for ensuring that the sale of Securities contemplated by this Agreement and the Purchase Agreements shall be exempt from the registration requirements of the Securities Act, and will otherwise comply with the securities laws of any applicable country or other jurisdiction. The Company shall not take any action or permit to be taken any action on its behalf that would cause such sale of Securities to fail to (i) qualify for such an exemption, or (ii) otherwise comply with such securities laws.     The Company hereby represents, warrants and covenants that the Company has not, and agrees that it will not, directly or indirectly, engage in any form of general solicitation, general advertising or directed selling efforts in connection with the Transaction.

(f)           [Reserved]

(g)
At the Closing, the Company will cause its counsel to address and deliver to the Investors and Oppenheimer an opinion satisfactory to Oppenheimer and the Investors dated as of the Closing with respect to such matters as Oppenheimer and its counsel and the Investors shall reasonably request, including a legal opinion that the offering and sale of the Securities are not required to be registered under the Securities Act as well as a 1 Ob-5 statement (for the benefit of Oppenheimer exclusively) in form and substance satisfactory to Oppenheimer. hi rendering such opinion and statement, such counsel may rely upon the representations and warranties of the purchasers contained in the Purchase Agreements and upon certificates from officers of the Company as to factual matters.

(h)          [Reserved]

(i)
The Company acknowledges that the Purchase Agreements may require the Company's counsel to deliver one or more additional opinions to the Investors. The Company agrees that Oppenheimer shall be entitled to rely on any such opinions delivered to the Investors in connection with the Transaction.

(j)
For a period of ninety (90) days from the effective date of the Registration Statement, the Company, as well as any member of executive management or the board of directors, will not, without the prior written consent of Oppenheimer, sell, contract to sell or otherwise dispose of or issue any securities of the Company,   except  pursuant   to  previously   issued  options,   any  agreements providing for anti-dilution or other stock purchase or share issuance rights in existence on the date hereof, or any employee benefit or similar plan of the Company in existence on the date hereof.

(k)
The Company agrees it will not consummate the sale of the Securities unless it delivers or causes to be delivered the terms described in paragraphs (f) through (j) above to Oppenheimer and/or the Investors (as applicable) at the Closing.

9.
Fees:  As compensation for the services to be rendered by Oppenheimer hereunder, the Company will pay Oppenheimer a retainer in the amount of $25,000 (the "Retainer") payable upon execution of this Agreement.   The Retainer to the extent paid shall be credited against any Transaction Fee (as herein after defined) paid to Oppenheimer.  In addition, the Company agrees to pay Oppenheimer at the closing, from the proceeds of the sale of the Securities, a transaction fee (the "Transaction Fee") equal to 7.0% of the gross proceeds raised from the sale of the Securities.  It is understood that the Company may, with the prior approval of Oppenheimer, engage one additional placement agent in connection with the Transaction (the "Additional Agent'). The Company may pay up to 25% of the Transaction Fee described above to such co-placement agent.

Further, the Company will pay Oppenheimer the Transaction Fee, if within 12 months from the termination of this Agreement, the Company reaches an agreement in principle for the sale of the Securities to any Investors which Oppenheimer previously solicited or sought to solicit on its behalf, or which contacted the Company in connection with a Transaction. Upon the Company's request, at the termination of this Agreement, Oppenheimer will supply the Company with a list of Investors which Oppenheimer has solicited or sought to solicit on its behalf.

In addition, Oppenheimer shall have the right to purchase, for $.01 each, warrants to purchase a number of Securities equal to 7% of the Securities sold and placed with Investors in the Transaction. The warrants will have a term of seven years, will be exercisable after one year at an exercise price equal to the price per share price at which the Investors invested in connection with the Transaction and will be transferable to Oppenheimer's affiliates. Oppenheimer shall also be granted certain registration rights with respect to the common stock underlying such warrants. These rights will include an unlimited number of piggyback registration rights. In addition, Oppenheimer shall also be granted a "cashless exercise" right with respect to the warrants. The warrants shall be issued pursuant to a definitive warrant agreement containing such provisions, as well as other customary provisions, including anti-dilution provisions.

It is expressly understood and acknowledged that Oppenheimer and the Additional Agent shall not be deemed for any purpose to be acting as an agent, joint venturer or partner of one another and that Oppenheimer assumes no responsibility, express or implied, for any actions or omissions of, or the performance of services by, the Additional Agent in connection with the Transaction or otherwise. The obligations of Oppenheimer and the Additional Agent shall be several (and not joint and several) in all respects.

10.
Expense Reimbursement:   The Company agrees to reimburse Oppenheimer for all of its reasonable out-of-pocket expenses in connection with the performance of its activities under the terms of this Agreement. Reasonable out-of-pocket expenses include, but are not limited to, costs such as printing, telephone, telex, courier service, direct computer expenses, accommodations and travel.   The Company will reimburse Oppenheimer for fees and expenses of legal counsel employed by and for Oppenheimer, if any, in connection with this Agreement. All such fees, expenses and costs will be billed monthly and are payable when invoiced.

To the extent officers and employees of Oppenheimer assist in, or provide testimony in trial or deposition for any action, suit or proceeding relating to a Transaction or our engagement hereunder, the Company will pay Oppenheimer a per diem charge for the services of such officers in an amount to be mutually agreed upon by the Company and Oppenheimer prior to such assistance.

11.
Indemnity: In addition to the fees and reimbursement of expenses provided for above, the parties agree to the indemnification and contribution provisions set forth as Annex A hereto, which are incorporated herein by reference as if fully set forth below.

12.
Governing Laws: The validity, interpretation and enforcement of this letter agreement, including Annex A hereto, matters arising out of or related to this letter agreement (or Annex A) or its making, performance or breach, and/or related matters will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.

The Company irrevocably submits to the exclusive jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding concerning the validity, interpretation and enforcement of this letter agreement, including Annex A hereto, matters arising out of or related to this letter agreement (or Annex A) or its making, performance or breach, and/or related matters.

Each of the Company and Oppenheimer hereby waives any right it may have to a trial by jury in respect of any claim brought by or on behalf of either party based upon, arising out of or in connection with this letter agreement, our engagement hereunder or the transactions contemplated hereby.

13.	Confidentiality: Except as required by law, this Agreement and the services and advice to be provided by Oppenheimer hereunder, shall not be disclosed to third parties without
Oppenheimer's prior written permission.

Oppenheimer shall be permitted to advertise the services it provided in connection with the private placement subsequent to the consummation of the private placement. Such expense shall not be reimbursable under paragraph 9 hereof.

14.
No Brokers: The Company represents and warrants to Oppenheimer that there are no brokers, representatives or other persons which have an interest in compensation due to Oppenheimer from any transaction contemplated herein or which would otherwise be due any fee, commission or remuneration upon consummation of any Transaction.

15.
Authorization: The Company and Oppenheimer represent and warrant that each has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound.

16.
Independent Contractor: The Company acknowledges that in performing its services, Oppenheimer is acting as an independent contractor, and not as a fiduciary, agent or otherwise, of the Company or any other person.   The Company acknowledges that in performing its services hereunder, Oppenheimer shall act solely pursuant to a contractual relationship on an arm's length basis (including in connection with determining the terms of any Transaction).   Any review by Oppenheimer of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and shall be performed solely for the benefit of Oppenheimer and shall not be on behalf of the Company.    The Company agrees that it shall not claim that Oppenheimer owes a fiduciary duty to the Company in connection with such transaction or the process leading thereto.   No one other than the Company is authorized to rely upon the engagement of Oppenheimer hereunder or any statements, advice, opinions or conduct by Oppenheimer. The Company further acknowledges that Oppenheimer may perform certain of the services described herein through one or more of its affiliates and any such affiliates shall be entitled to the benefit of this Agreement.

17.
Conflicts. The Company acknowledges that Oppenheimer and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Oppenheimer may acquire information of interest to the Company.  Oppenheimer shall have no obligation to disclose such information to the  Company  or  to  use   such  information  in  connection  with  any  contemplated transaction.

18.
Anti-Money Laundering:   To help the United States government fight the funding of terrorism and money laundering activities, the federal law of the United States requires all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means we must ask you for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that we consider appropriate  to  verify your  identity,  such  as  certified  articles  of incorporation,  a government-issued business license, a partnership agreement or a trust instrument.

19.
Miscellaneous:    This Agreement constitutes the entire understanding and agreement between the Company and Oppenheimer with respect to the subject matter hereof and supersedes all prior understanding or agreements between the parties with respect thereto, whether oral or written, express or implied.  Any amendments or modifications must  be  executed  in  writing  by both  parties.   It  is  understood  and  agreed  that Oppenheimer's services hereunder will not include providing any tax, accounting, legal or regulatory advice or developing any tax strategies for the Company. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall,  together,  constitute  only one  instrument.     The  descriptive headings  of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in anyway the meaning or interpretation of this Agreement.

Oppenheimer is delighted to accept this engagement and looks forward to working with you. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

OPPENHEIMER & CO. INC.

By: /s/ James Irvine
Name: James Irvine
Title: Managing Director

LAS VEGAS RAILWAY EXPRESS, INC

By: /s/ Michael A. Barron
Name: Michael A. Barron
Title: Chairman and Chief Executive Officer